Exhibit 99.1
Contacts:
Richard Szymanski
Morgans Hotel Group Co.
212.277.4188
Kate Finn
The Abernathy MacGregor Group
212.371.5999
MORGANS HOTEL GROUP REPORTS FOURTH QUARTER 2009 RESULTS
NEW YORK, NY — February 25, 2010 — Morgans Hotel Group Co. (NASDAQ: MHGC) (“MHG” or the “Company”) today reported financial results for the fourth quarter ended December 31, 2009.
Fourth Quarter 2009 Highlights
•	Revenue per available room (“RevPAR”) for System-Wide Comparable Hotels decreased by 13.6%, or 14.3% in constant dollars, in the fourth quarter from the comparable period in 2008.

•	MHG’s hotels in London and Los Angeles, two of the four markets where MHG has significant real estate ownership, reported year over year RevPAR increases.

•	Adjusted EBITDA for the fourth quarter was $12.8 million, a decrease of 44.0% from the comparable period in 2008. Excluding unusual items, Adjusted EBITDA decreased by 32.5%.

•	In October 2009, MHG issued $75 million of preferred securities to an affiliate of The Yucaipa Companies, LLC (“Yucaipa”). Proceeds have been retained in cash and cash equivalents, significantly strengthening MHG’s liquidity.

•	In October 2009, MHG entered into an agreement with one of its lenders effectively extending the mezzanine loan on the Hudson hotel property in New York City to October 2013.

•	In November 2009, MHG secured an amendment to the indenture related to its trust preferred securities to permanently eliminate the sole financial covenant.

•	MHG opened the Ames in Boston in November 2009.

•	In December 2009, the Hard Rock joint venture’s two non-recourse loans, one of which is secured by the hotel and casino and the other by 11-acres of unused land, were amended so that these loans are extendable to February 2014.

•	Also in December 2009, Hard Rock opened the new HRH Tower, consisting of 374 custom suites and the casino expansion. The pool expansion will be opened in the second quarter of 2010 for the summer season.

•	MHG began managing the San Juan Beach and Water Club in Isla Verde, Puerto Rico, in October 2009 and Hotel Las Palapas in Playa del Carmen, Mexico, in December 2009.

•	In January 2010, the Company extended the maturity on the $10.5 million interest only non-recourse promissory notes on the property across the street from Delano Miami until January 24, 2011.

•	Mondrian SoHo is currently targeted to open in the second half of 2010.

Fred Kleisner, CEO of Morgans Hotel Group, said: “Despite a difficult economy, we made solid progress in 2009 both financially and operationally. We significantly restructured our balance sheet, addressed key maturities and added almost $200 million in liquidity. On the property front, we added three new properties to our portfolio and have substantially completed a major renovation and expansion at another property. While we still have more work to do, we believe that, because of our irreplaceable brands in gateway markets as well as the operating leverage now built into our business, we are well positioned to come back faster and stronger as the economy turns around. As a result, we are confident in our ability to build long-term shareholder value.”
Fourth Quarter 2009 Operating Results
MHG recorded a net loss of $51.3 million in the fourth quarter of 2009, which includes non-cash pre-tax impairment charges of $26.3 million, discussed further below. Excluding impairment charges in the fourth quarters of 2009 and 2008, our pre-tax net loss was $17.0 million for the fourth quarter 2009 compared to a pre-tax net loss of $24.4 million in the fourth quarter of 2008.
RevPAR at System-Wide Comparable Hotels decreased by 13.6% (14.3% in constant dollars) in the fourth quarter of 2009 compared to the fourth quarter of 2008. Occupancy declined by 1.6% and average daily rate (“ADR”) declined by 12.2% (12.9% in constant dollars) compared to the same period in the prior year.
Management fees increased by $0.4 million or 10.2% in the fourth quarter of 2009 over the comparable period in 2008, primarily due to the Hard Rock expansion.
Excluding the reversal of a $3.9 million bonus accrual which was recorded in the fourth quarter of 2008, corporate expenses before stock compensation expense declined by $1.7 million or 24.7% in the fourth quarter of 2009.
Given the current economic environment, in the fourth quarter of 2009, MHG recorded non-cash impairment charges of $26.3 million consisting of $18.5 million related to Mondrian Scottsdale, which is recorded as an impairment loss on hotel held for non-sale disposition, and $7.8 million, corresponding to the Company’s share of an impairment charge recorded by the Mondrian South Beach joint venture, which is recorded in the Company’s equity in loss of unconsolidated joint venture.
Balance Sheet and Liquidity
As of December 31, 2009, MHG had $167.0 million of liquidity comprised of $69.0 million of cash and cash equivalents and approximately $98.0 million, net of outstanding borrowings and letters of credit, available under the line of credit. Consolidated debt, excluding the Clift lease obligation and Mondrian Scottsdale, which is in foreclosure proceedings, was $615.8 million.
On October 15, 2009, MHG issued to Yucaipa $75 million of preferred securities. The preferred securities have an 8% dividend rate for the first five years, a 10% rate for years six through seven, and a 20% rate for years thereafter. MHG has the option to accrue any and all dividend payments. MHG also has the option to redeem the preferred securities at any time without any pre-payment penalty.

In addition, MHG issued to Yucaipa warrants to purchase 12.5 million shares of MHG’s common stock at an exercise price of $6.00 per share, subject to certain anti-dilution adjustments, and exercisable utilizing a cashless exercise method only, resulting in a net share issuance. As a result of the cashless exercise method, the number of shares issuable on exercise will depend on the price of the common stock at that time. Based on the shares of MHG’s common stock outstanding today, the maximum number of shares issuable under these warrants would never represent more than 29.99% of MHG’s outstanding shares. The warrants have a 7 1/2 year term.
In October 2009, MHG entered into an agreement with one of its lenders which holds, among other loans, the mezzanine loan on MHG’s Hudson hotel property in New York City. The Hudson mezzanine loan was to mature on July 12, 2010 and provided for a 15-month extension at MHG’s option, subject to satisfaction of certain conditions. Under the new agreement, MHG paid an aggregate of $11.2 million to (i) reduce the principal balance of the mezzanine loan from $32.5 million to $26.5 million, (ii) acquire interests in $4.5 million of certain of MHG’s other debt obligations, (iii) pay fees, and (iv) obtain a forbearance from the mezzanine lender until October 12, 2013 from exercising any remedies resulting from a maturity default, subject only to maintaining certain interest rate caps and making an additional aggregate payment of $1.3 million to purchase additional interests in certain of our other debt obligations prior to October 11, 2011. MHG believes these transactions will have the practical effect of extending the Hudson mezzanine loan by three years and three months beyond its scheduled maturity of July 12, 2010. The mezzanine lender also has agreed to cooperate with MHG in its efforts to seek an extension of the $217 million Hudson mortgage loan, which is also set to mature on July 12, 2010, and to consent to certain refinancings and other modifications of the Hudson mortgage loan.
In November 2009, MHG secured an amendment to the indenture related to its trust preferred securities to permanently eliminate the sole financial covenant. In exchange for the permanent removal of the covenant, MHG paid a one-time fee of $2.0 million.
In December 2009, MHG’s Hard Rock joint venture amended the loan secured by the hotel and casino so that it is extendable to February 2014. In addition, the non-recourse loan, secured by approximately 11-acres of unused land owned by a Hard Rock subsidiary, was also amended so that is extendable until February 2014.
In January 2010, the Company obtained a maturity extension until January 24, 2011 on the $10.5 million interest only non-recourse promissory notes on the property across the street from the Delano Miami.
As of December 31, 2009, MHG estimates that its total future capital commitments for development projects and joint ventures for the next 12 months are approximately $7 million.
Additionally, MHG intends to utilize its tax net operating losses of approximately $139 million to offset future income, including potential gains on the sale of assets or interests therein as part of MHG’s long-term strategy to reduce its ownership interests in hotels.
Development Activity
In October 2009, MHG began managing the San Juan Water and Beach Club Hotel, a 78-room beachfront hotel in Isla Verde, Puerto Rico, under a 10-year management agreement. MHG plans to operate the San Juan Water and Beach Club Hotel as an independent hotel pending re-development into a Morgans Hotel Group branded property.

In December 2009, MHG began managing Hotel Las Palapas, located in the Playa del Carmen resort area, pursuant to a five-year management agreement with one five-year renewal option. Hotel Las Palapas is a 75-key beachfront hotel that is owned by affiliates of Walton Street Capital (“Walton”). Walton plans to convert the site into a Morgans Hotel Group branded hotel when economic conditions improve. Morgans and Walton are already joint venture partners in the ownership of two other hotels — the Sanderson and St Martins Lane hotels in London.
Mondrian SoHo is currently under construction. This hotel is expected to be completed in the second half of 2010.
2010 Outlook
The global economic downturn has had a significant adverse impact on the hotel industry and it continues to be very difficult for MHG to predict what will happen in the future, especially given the short-term booking patterns and transient nature of the hotel business in addition to a still uncertain economic environment. Given the continuing uncertainty, MHG is not comfortable defining a specific RevPAR target or range for the year, but will provide the following framework:
•	First, assuming that RevPAR is even with 2009 and given built-in growth from new hotels and hotel expansions, MHG would expect Adjusted EBITDA to be in the $45 million range.

•	Second, while the Company is seeing signs of improving conditions in its markets, it still does not have the visibility to be comfortable forecasting the timing and pace of the recovery. However, as a framework, MHG estimates that each percentage point increase in RevPAR would impact Adjusted EBITDA by approximately $1.0 million to $1.5 million.
Conference Call
MHG will host a conference call to discuss the fourth quarter financial results today at 5:00 PM Eastern time.
The call will be webcast live over the Internet at www.morganshotelgroup.com under the About Us, Investor Overview section. Participants should follow the instructions provided on the website for the download and installation of audio applications necessary to join the webcast.
The call can also be accessed live over the phone by dialing (888) 802-8577 or (973) 935-8754 for international callers; the conference ID is 54910417. A replay of the call will be available approximately two hours after the call and can be accessed by dialing (800) 642-1687 or (706) 645-9291 for international callers; the conference ID is 54910417. The replay will be available from February 25, 2010 through March 4, 2010.
Definitions
“Owned Comparable Hotels” includes all wholly-owned hotels operated by MHG except for hotels under renovation during the current or the prior year, development projects and hotels in foreclosure proceedings. Owned Comparable Hotels for 2009 excludes Mondrian Los Angeles and Morgans, which were under renovation in 2008, and Mondrian Scottsdale, which was in foreclosure proceedings as of December 31, 2009.

“System-Wide Comparable Hotels” includes all hotels operated by MHG except for hotels added or under renovation during the current or the prior year, development projects and hotels in foreclosure proceedings. System-Wide Comparable Hotels for 2009 excludes Mondrian Los Angeles and Morgans, which were under renovation in 2008, the Hard Rock Hotel & Casino in Las Vegas (“Hard Rock”), which has been under renovation and expansion since 2008, Mondrian South Beach, which opened in December 2008, Mondrian Scottsdale, which was in foreclosure proceedings as of December 31, 2009 and management of Ames in Boston, the San Juan Water and Beach Club, and Hotel Las Palapas, which MHG began managing in the fourth quarter of 2009.
“Adjusted EBITDA” is adjusted earnings before interest, taxes, depreciation and amortization as further defined below.
About Morgans Hotel Group
Morgans Hotel Group Co. (NASDAQ: MHGC) is widely credited as the creator of the first “boutique” hotel and a continuing leader of the hotel industry’s boutique sector. Morgans Hotel Group operates and owns, or has an ownership interest in, Morgans, Royalton and Hudson in New York, Delano and Shore Club in South Beach, Mondrian in Los Angeles, Scottsdale and South Beach, Clift in San Francisco, Ames in Boston, and Sanderson and St Martins Lane in London. Morgans Hotel Group and an equity partner also own the Hard Rock Hotel & Casino in Las Vegas and related assets. Morgans Hotel Group also manages hotels in Isla Verde, Puerto Rico and Playa del Carmen, Mexico. Morgans Hotel Group has other property transactions in various stages of completion, including projects in SoHo, New York and Palm Springs, California. For more information please visit www.morganshotelgroup.com.
Forward-Looking and Cautionary Statements
Statements contained in this press release which are not historical facts are forward-looking statements as the term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by the use of words such as “expects,” “plans,” “estimates,” “projects,” “intends,” “believes,” “guidance,” and similar expressions that do not relate to historical matters. These forward-looking statements are subject to risks and uncertainties which can cause actual results to differ materially from those currently anticipated, due to a number of factors which include, but are not limited to, downturns in economic and market conditions, particularly levels of spending in the business, travel and leisure industries; hostilities, including future terrorist attacks, or fear of hostilities that affect travel; risks related to natural disasters, such as earthquakes and hurricanes; risks associated with the acquisition, development and integration of properties; the seasonal nature of the hospitality business; changes in the tastes of our customers; increases in real property tax rates; increases in interest rates and operating costs; the impact of any material litigation; the loss of key members of our senior management; general volatility of the capital markets and our ability to access the capital markets; and changes in the competitive environment in our industry and the markets where we invest, and other risk factors discussed in MHG’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, and other documents filed by MHG with the Securities and Exchange Commission from time to time. All forward-looking statements in this press release are made as of the date hereof, based upon information known to management as of the date hereof, and MHG assumes no obligations to update or revise any of its forward-looking statements even if experience or future changes show that indicated results or events will not be realized.

Income Statement
(In thousands, except per share amounts)

	Three Months		Year
	Ended Dec. 31,		Ended Dec. 31,
	2009	2008	2009	2008
		(as adjusted) (1)		(as adjusted) (1)
Revenues :
Rooms	$38,155	$44,463	$127,188	$177,054
Food & beverage	18,203	21,995	73,278	93,307
Other hotel	2,725	2,784	9,512	12,017
Revenues of hotel held for non-sale disposition	1,467	2,053	7,594	13,788

Total hotel revenues	60,550	71,295	217,572	296,166
Management and other fees	3,762	3,413	15,073	18,300

Total revenues	64,312	74,708	232,645	314,466

Operating Costs and Expenses :
Rooms	11,551	11,933	41,602	47,083
Food & beverage	14,636	16,421	56,492	67,223
Other departmental	1,711	1,554	6,159	6,810
Hotel, selling, general and administrative	13,551	13,812	47,705	55,021
Property taxes, insurance and other	5,136	4,291	17,599	16,386
Operating expenses of hotel held for non-sale disposition	1,521	1,869	8,581	13,461

Total hotel operating expenses	48,106	49,880	178,138	205,984
Corporate expenses :
Stock based compensation	2,959	3,803	11,763	15,933
Other	5,261	3,084	21,751	25,956
Depreciation and amortization	7,344	7,334	29,623	24,912
Depreciation of hotel held for non-sale disposition	295	703	1,174	2,821
Restructuring, development and disposal costs	1,363	6,700	3,400	10,825
Impairment loss on hotel held for non-sale disposition	18,477	13,430	18,477	13,340

Total operating costs and expenses	83,805	84,934	264,326	299,771
Operating (loss) income	(19,493)	(10,226)	(31,681)	14,695

Interest expense, net	13,610	12,158	49,401	43,221
Interest expense of hotel held for non-sale disposition	260	521	1,068	2,219
Equity in loss of unconsolidated joint ventures	13,826	40,055	35,775	56,581
Impairment loss on development project	28	—	11,913	—
Other non-operating loss (gain)	(3,966)	(1,351)	(2,032)	465

Pre tax loss	(43,251)	(61,609)	(127,806)	(87,791)
Income tax benefit	9,498	(22,007)	(26,201)	(33,311)

Net loss before noncontrolling interest	(52,749)	(39,602)	(101,605)	(54,480)

Net loss (income) attributable to noncontrolling interest	(1,482)	(627)	(1,881)	2,104

Net loss	$(51,267)	$(38,975)	$(99,724)	$(56,584)

Preferred stock dividends and accretion	$1,746	$—	$1,746	$—

Net loss attributable to common stockholders	$(53,013)	$(38,975)	$(101,470)	$(56,584)

Weighted average shares outstanding — diluted	29,757	29,543	29,957	31,413

Loss per share attributable to common stockholders	$(1.78)	$(1.32)	(3.38)	$(1.80)

(1)	2008 income statement adjustment is due to the Company’s adoption of a new standard on January 1, 2009, which clarifies the accounting for the Company’s convertible notes payable.

	(In Actual Dollars)			(In Constant Dollars, if different)			(In Actual Dollars)			(In Constant Dollars, if different)
	Three Months			Three Months			Year			Year
	Ended Dec. 31,		%	Ended Dec. 31,		%	Ended Dec. 31,		%	Ended Dec. 31,		%
Selected Hotel Operating Statistics (5)	2009	2008	Change	2009	2008	Change	2009	2008	Change	2009	2008	Change
Royalton
Occupancy	91.9%	90.4%	1.7%				87.1%	88.0%	-1.0%
ADR	$335.61	$401.68	-16.4%				$276.02	$389.73	-29.2%
RevPAR	$308.43	$363.12	-15.1%				$240.41	$342.96	-29.9%

Hudson
Occupancy	87.4%	89.3%	-2.1%				83.8%	90.7%	-7.6%
ADR	$247.47	$301.91	-18.0%				$199.96	$283.33	-29.4%
RevPAR	$216.29	$269.61	-19.8%				$167.57	$256.98	-34.8%

Delano
Occupancy	62.3%	68.9%	-9.6%				62.3%	79.3%	-21.4%
ADR	$504.26	$546.77	-7.8%				$488.30	$540.16	-9.6%
RevPAR	$314.15	$376.72	-16.6%				$304.21	$428.35	-29.0%

Clift
Occupancy	65.7%	66.0%	-0.5%				65.5%	74.8%	-12.4%
ADR	$212.15	$241.58	-12.2%				$200.70	$254.36	-21.1%
RevPAR	$139.38	$159.44	-12.6%				$131.46	$190.26	-30.9%

Total Owned — Comparable
Occupancy	79.6%	81.3%	-2.1%				77.1%	85.2%	-9.5%
ADR	$276.38	$328.73	-15.9%				$238.69	$319.67	-25.3%
RevPAR	$220.00	$267.26	-17.7%				$184.03	$272.36	-32.4%

St. Martins Lane
Occupancy	79.4%	73.6%	7.9%	79.4%	73.6%	7.9%	74.4%	75.0%	-0.8%	74.4%	75.0%	-0.8%
ADR	$364.87	$349.02	4.5%	$349.92	$346.79	0.9%	$322.57	$420.16	-23.2%	$322.57	$354.65	-9.0%
RevPAR	$289.71	$256.88	12.8%	$277.84	$255.24	8.9%	$239.99	$315.12	-23.8%	$239.99	$265.99	-9.8%

Sanderson
Occupancy	80.0%	73.4%	9.0%	80.0%	73.4%	9.0%	71.8%	74.1%	-3.1%	71.8%	74.1%	-3.1%
ADR	$419.35	$409.39	2.4%	$402.17	$406.78	-1.1%	$386.29	$482.85	-20.0%	$386.29	$407.56	-5.2%
RevPAR	$335.48	$300.49	11.6%	$321.74	$298.58	7.8%	$277.36	$357.79	-22.5%	$277.36	$302.00	-8.2%

Shore Club
Occupancy	52.0%	55.4%	-6.1%				50.8%	64.2%	-20.9%
ADR	$302.18	$370.24	-18.4%				$307.09	$388.21	-20.9%
RevPAR	$157.13	$205.11	-23.4%				$156.00	$249.23	-37.4%

System-wide — Comparable
Occupancy	75.2%	76.4%	-1.6%	75.2%	76.4%	-1.6%	72.7%	80.5%	-9.7%	72.7%	80.5%	-9.7%
ADR	$298.49	$340.09	-12.2%	$295.82	$339.72	-12.9%	$263.35	$346.33	-24.0%	$263.35	$335.92	-21.6%
RevPAR	$224.46	$259.83	-13.6%	$222.46	$259.55	-14.3%	$191.46	$278.80	-31.3%	$191.46	$270.42	-29.2%

Morgans
Occupancy	92.8%	86.3%	7.5%				87.0%	81.1%	7.3%
ADR	$301.92	$367.37	-17.8%				$244.93	$350.72	-30.2%
RevPAR	$280.18	$317.04	-11.6%				$213.09	$284.43	-25.1%

Mondrian LA
Occupancy	64.2%	48.0%	33.8%				63.4%	52.0%	21.9%
ADR	$253.31	$333.44	-24.0%				$264.22	$348.16	-24.1%
RevPAR	$162.63	$160.05	1.6%				$167.52	$181.04	-7.5%

Mondrian Scottsdale (2)
Occupancy	36.8%	37.4%	-1.6%				40.8%	50.8%	-19.7%
ADR	$115.99	$160.83	-27.9%				$131.95	$193.99	-32.0%
RevPAR	$42.68	$60.15	-29.0%				$53.84	$98.55	-45.4%

Hard Rock (1)
Occupancy	84.2%	85.6%	-1.6%				88.2%	91.7%	-3.8%
ADR	$113.07	$148.16	-23.7%				$133.98	$186.43	-28.1%
RevPAR	$95.20	$126.82	-24.9%				$118.17	$170.96	-30.9%

Mondrian South Beach (3)
Occupancy	76.6%	55.0%	n/m				62.0%	55.0%	n/m
ADR	$220.87	$288.97	n/m				$221.11	$288.97	n/m
RevPAR	$169.19	$158.91	n/m				$137.09	$158.91	n/m

Ames (4)
Occupancy	33.4%	0.0%	n/m				33.4%	0.0%	n/m
ADR	$174.96	$—	n/m				$174.96	$—	n/m
RevPAR	$58.44	$—	n/m				$58.44	$—	n/m

(1)	As customary in the gaming industry, we present average occupancy and average daily rate for the Hard Rock including rooms provided on a complimentary basis which is not the practice in the lodging industry.

(2)	Mondrian Scottsdale is in foreclosure proceedings.

(3)	Mondrian South Beach opened in December 2008. Statistics are for the period the hotel was open in 2008, therefore comparisons are not meaningful.

(4)	Ames opened in November 2009. Statistics are for the period the hotel was open.

(5)	Not included in the above table are the San Juan Water and Beach Club and Hotel Las Palapas, which we began operating in the fourth quarter of 2009. We anticipate that both hotels will be redeveloped in the future into Morgans Hotel Group branded hotels, once funding is available to the hotel owners. As the hotels are currently not branded hotels, we believe that including hotel operating data for these hotels with hotel operating data for our branded Morgans Hotel Group hotels would not provide a meaningful view of the performance of our portfolio of branded hotels. Additionally, these hotels were only managed by us for a relatively short period of time in 2009.

Non-GAAP Financial Measures
EBITDA and Adjusted EBITDA
We believe that earnings before interest, income taxes, depreciation and amortization (EBITDA) is a useful financial metric to assess our operating performance before the impact of investing and financing transactions and income taxes. It also facilitates comparison between us and our competitors. Given the significant investments that we have made in the past in property and equipment, depreciation and amortization expense comprises a meaningful portion of our cost structure. We believe that EBITDA will provide investors with a useful tool for assessing the comparability between periods because it eliminates depreciation and amortization expense attributable to capital expenditures.
The Company’s management has historically used adjusted EBITDA (Adjusted EBITDA) when evaluating the operating performance for the entire Company as well as for individual properties or groups of properties because we believe the Company’s core business model is that of an owner and operator of hotels, and the inclusion or exclusion of certain recurring and non-recurring items is necessary to provide the most accurate measure of on-going core operating results and to evaluate comparative results period over period. As such, Adjusted EBITDA excludes other non-operating expenses (income) that do not relate to the on-going performance of our assets and excludes the operating performance of assets in which we do not have a direct or indirect fee simple ownership interest. We exclude the following items from EBITDA to arrive at Adjusted EBITDA:
•	Other non-operating expenses (income), such as executive terminations not related to restructuring initiatives discussed below, costs of financings and litigation and settlement costs and other items that relate to the financing and investing activities of our assets and not to the on-going operating performance of our assets, both consolidated and unconsolidated;

•	Restructuring, development and disposal costs: these charges primarily relate to losses on asset disposals as part of major renovation projects and the write-off of abandoned development projects resulting primarily from events generally outside management’s control such as the tightening of credit markets. We reasonably believe that a substantial portion of these items will not recur in future years and that these charges do not relate to the ongoing operating performance of our assets as measured by Adjusted EBITDA.

•	Impairment loss on development projects, hotels and investments in joint ventures: these charges do not relate to the ongoing operating performance of our assets as measured by Adjusted EBITDA. To the extent that the current economic conditions continue, we may incur additional non-cash impairment charges related to assets under development, wholly-owned assets, or investments in joint ventures. We believe these adjustments are necessary to provide the most accurate measure of core operating results as a means to evaluate comparative results.

•	The EBITDA related to leased hotels to more accurately reflect the operating performance of assets in which we have a direct or indirect fee simple ownership interest;

•	The EBITDA related to hotels in foreclosure proceedings which are classified as “hotels held for non-sale disposition” to more accurately reflect the operating performance of assets in which we expect to have an ongoing direct or indirect fee simple ownership interest; and

•	The stock-based compensation expense recognized, as this is not necessarily an indication of the operating performance of our assets.

We believe Adjusted EBITDA provides management and our investors with a more accurate financial metric by which to evaluate our performance as it eliminates the impact of costs incurred related to investing and financing transactions. Internally, the Company’s management utilizes Adjusted EBITDA to measure the performance of our core on-going hotel operations and is used extensively during our annual budgeting process. Management also uses Adjusted EBITDA as a measure in determining the value of acquisitions, expansion opportunities, and dispositions and borrowing capacity. Adjusted EBITDA is a key metric which management evaluates prior to execution of any strategic investing or financing opportunity.
The Company has historically reported Adjusted EBITDA to its investors and believes that this continued inclusion of Adjusted EBITDA provides consistency in its financial reporting and enables investors to perform more meaningful comparisons of past, present and future operating results and to evaluate the results of its core on-going operations.
The use of EBITDA and Adjusted EBITDA has certain limitations. Our presentation of EBITDA and Adjusted EBITDA may be different from the presentation used by other companies and therefore comparability may be limited. Depreciation expense for various long-term assets, interest expense, income taxes and other items have been and will be incurred and are not reflected in the presentation of EBITDA or Adjusted EBITDA. Each of these items should also be considered in the overall evaluation of our results. Additionally, EBITDA and Adjusted EBITDA do not reflect capital expenditures and other investing activities and should not be considered as a measure of our liquidity. We compensate for these limitations by providing the relevant disclosure of our depreciation, interest and income tax expense, capital expenditures and other items both in our reconciliations to our GAAP financial measures and in our consolidated financial statements, all of which should be considered when evaluating our performance. The term EBITDA is not defined under accounting principles generally accepted in the United States, or U.S. GAAP, and EBITDA is not a measure of net income, operating income, operating performance or liquidity presented in accordance with U.S. GAAP. In addition, EBITDA is impacted by reorganization of businesses and other restructuring-related charges. When assessing our operating performance, you should not consider this data in isolation, or as a substitute for our net income, operating income or any other operating performance measure that is calculated in accordance with U.S. GAAP. In addition, our EBITDA may not be comparable to EBITDA or similarly titled measures utilized by other companies since such other companies may not calculate EBITDA in the same manner as we do.

A reconciliation of net income (loss), the most directly comparable U.S. GAAP measures, to EBITDA and Adjusted EBITDA for each of the respective periods indicated is as follows:
EBITDA Reconciliation
(In thousands, except per share amounts)

	Three Months		Year
	Ended Dec. 31,		Ended Dec. 31,
	2009	2008	2009	2008
		(as adjusted) (1)		(as adjusted) (1)

Net loss	$(51,267)	$(38,975)	$(99,724)	$(56,584)
Interest expense, net	13,870	12,679	50,469	45,440
Income tax expense (benefit)	9,498	(22,007)	(26,201)	(33,311)
Depreciation and amortization expense	7,639	8,037	30,797	27,733
Proportionate share of interest expense from unconsolidated joint ventures	5,320	11,506	23,728	32,899
Proportionate share of depreciation expense from unconsolidated joint ventures	2,328	2,095	8,439	10,347
Proportionate share of depreciation expense of minority interests in consolidated joint ventures	(76)	(98)	(325)	(409)
Net income attributable to noncontrolling interest	(1,706)	(1,239)	(3,321)	(1,789)
Proportionate share of loss from unconsolidated joint ventures not recorded due to negative investment balances	(21,508)	—	(35,189)	—

EBITDA	(35,902)	(28,002)	(51,327)	24,326

Add : Other non operating expense (income)	(3,966)	(1,351)	(2,032)	465
Add : Other non operating expense from unconsolidated joint ventures	29,549	29,154	48,186	35,490
Add: Restructuring, development and disposal costs	1,363	6,700	3,400	10,825
Add: Impairment loss on development project	28	—	11,913	—
Add: Impairment loss on hotel held for non-sale disposition	18,477	13,430	18,477	13,340
Less : EBITDA from Clift, a leased hotel	(234)	(1,569)	(316)	(7,643)
Less: EBITDA from Mondrian Scottsdale, hotel held for non-sale disposition	517	674	1,242	(218)
Add : Stock based compensation	2,959	3,803	11,763	15,933

Adjusted EBITDA	$12,791	$22,839	$41,306	$92,518

(1)	2008 income statement adjustment is due to the Company’s adoption of a new standard on January 1, 2009, which clarifies the accounting for the Company’s convertible notes payable.

Owned Hotel Room Revenue Analysis
(In thousands, except percentages)

	Three Months			Year
	Ended Dec. 31,		%	Ended Dec. 31,		%
	2009	2008	Change	2009	2008	Change

Royalton	$4,768	$5,611	-15%	$14,747	$21,090	-30%
Hudson	16,530	19,968	-17%	49,853	75,722	-34%
Delano	5,606	6,723	-17%	21,539	30,417	-29%
Clift	4,768	5,339	-11%	17,700	25,297	-30%

Total Owned — Comparable	31,672	37,641	-16%	103,839	152,526	-32%

Morgans	2,937	3,333	-12%	8,867	8,813	1%
Mondrian LA	3,547	3,491	2%	14,483	15,716	-8%
Mondrian Scottsdale, hotel held for non-sale disposition	743	1,073	-31%	3,713	7,004	-47%

Total Owned	$38,899	$45,538	-15%	$130,902	$184,059	-29%
Owned Hotel Revenue Analysis
(In thousands, except percentages)

	Three Months			Year
	Ended Dec. 31,		%	Ended Dec. 31,		%
	2009	2008	Change	2009	2008	Change

Royalton	$6,498	$7,392	-12%	$20,375	$27,891	-27%
Hudson	20,015	24,967	-20%	65,663	97,789	-33%
Delano	11,539	14,113	-18%	44,814	62,115	-28%
Clift	8,587	9,425	-9%	30,702	42,066	-27%

Total Owned — Comparable	46,639	55,897	-17%	161,554	229,861	-30%

Morgans	5,121	5,894	-13%	17,159	19,109	-10%
Mondrian LA	7,324	7,453	-2%	31,266	33,409	-6%
Mondrian Scottsdale, hotel held for non-sale disposition	1,467	2,053	-29%	7,594	13,788	-45%

Total Owned	$60,551	$71,297	-15%	$217,573	$296,167	-27%

Hotel EBITDA Analysis
(In thousands, except percentages)

	Three Months			Year
	Ended Dec. 31,		%	Ended Dec. 31,		%
	2009	2008	Change	2009	2008	Change

Royalton	$1,550	$2,005	-23%	$1,971	$6,559	-70%
Hudson	5,143	10,684	-52%	13,142	39,285	-67%
Delano	3,694	4,678	-21%	14,123	22,151	-36%
Clift	234	1,569	-85%	316	7,643	-96%

Owned Comparable Hotels	10,621	18,936	-44%	29,552	75,638	-61%

St Martins Lane	1,884	1,733	9%	5,242	7,587	-31%
Sanderson	1,119	1,055	6%	3,204	4,686	-32%
Shore Club	83	135	-39%	328	874	-62%

Joint Venture Comparable Hotels	3,086	2,923	6%	8,774	13,147	-33%

Total System-Wide Comparable Hotels	13,707	21,859	-37%	38,326	88,785	-57%

Morgans — Owned	677	947	-29%	490	2,968	-83%
Mondrian LA — Owned	1,409	1,540	-9%	9,039	8,011	13%
Mondrian Scottsdale, hotel held for non-sale disposition	(517)	(674)	-23%	(1,242)	218	n/m
Hard Rock — Joint Venture	(1,069)	(264)	305%	1,875	8,023	-77%
Mondrian South Beach — Joint Venture	(54)	(10)	n/m	(1,232)	(10)	n/m
Ames — Joint Venture	(123)	—	n/m	(123)	—	n/m

Total Hotels	$14,030	$23,398	-40%	$47,133	$107,995	-56%

Adjusted EBITDA and Debt Analysis
(In thousands)

	Adjusted
	EBITDA
	Twelve Months
	Ended	Debt at
Consolidated Operations	Dec. 31, 2009	Dec. 31, 2009

Morgans	490
Royalton	1,971
Delano	14,123

Revolver Sub — total	16,584	23,508

Hudson	13,142	249,608
Mondrian LA	9,039	120,500

Management Fees	15,073
Corporate Expenses	(21,751)
Other Debt (1)	—	222,191

Total	32,087	615,807

Less: Cash		(68,994)

Net Debt		546,813

(1)	Includes outstanding debt on convertible notes, trust preferred securities, and the promissory notes on the property across the street from Delano Miami, and excludes capital lease obligations at the Clift

		Proportionate
		Share of
		Adjusted EBITDA	Proportionate
		Twelve Months	Share of
	Ownership	Ended	Debt
Joint Venture Comparable Hotels (1)	Percentage	Dec. 31, 2009	Dec. 31, 2009

Sanderson and St. Martins Lane	50%	8,446	79,836
Shore Club	7%	328	8,364

(1)	Includes information only for System-Wide Comparable Hotels that are owned by joint ventures

Balance Sheet (In thousands)

	Dec 31,	Dec 31,
	2009	2008
		(as adjusted) (1)
ASSETS:
Property and equipment, net	$488,189	$516,148
Goodwill	73,698	73,698
Investments in and advances to unconsolidated joint ventures	32,445	56,754
Investment in hotel held for non-sale disposition, net	23,977	42,531
Cash and cash equivalents	68,994	48,656
Restricted cash	21,109	19,737
Accounts receivable, net	6,531	6,555
Related party receivables	9,522	7,851
Prepaid expenses and other assets	10,862	8,671
Deferred tax asset, net	83,980	61,005
Other, net	18,931	13,858

Total assets	$838,238	$855,464

LIABILITIES and EQUITY:
Long-term debt and capital lease obligations, net	$699,013	$677,067
Mortgage debt and capital leases of hotel held for non-sale disposition	40,000	40,112
Accounts payable and accrued liabilities	30,325	25,889
Accounts payable and accrued liabilities of hotel held for non-sale disposition	1,455	822
Distributions and losses in excess of investment in unconsolidated joint ventures	2,740	14,563
Other liabilities	41,294	35,655

Total liabilities	814,827	794,108

Total Morgans Hotel Group Co. stockholders’ equity	9,020	43,388
Noncontrolling interest	14,391	17,968

Total equity	23,411	61,356

Total liabilities and equity	$838,238	$855,464

(1)	2008 balance sheet adjustment is due to the Company’s adoption of a new standard on January 1, 2009, which clarifies the accounting for the Company’s convertible notes payable.